SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                  -------------------------


                           FORM 8-K


                        CURRENT REPORT


              Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


                        July 20, 1999
              (Date of earliest event reported)


                     CINCINNATI BELL INC.
    (Exact name of registrant as specified in its charter)



     Ohio                   1-8519             31-1056105
(State or other          (Commission       (I.R.S. Employer
jurisdiction of             File            Identification
 organization)             Number)              Number)


                    201 East Fourth Street
                    Cincinnati, Ohio 45202
     (Address of principal executive offices) (Zip Code)


                        (513) 397-9900
     (Registrant's telephone number, including area code)


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Item 5.  Other Events


          Cincinnati Bell Inc., an Ohio corporation (the "Company"), IXC Communications, Inc., a Delaware Corporation ("IXC"), and Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of July 20, 1999 (the "Merger Agreement"), pursuant to which, and subject to the conditions thereof, IXC will become a wholly owned subsidiary of the Company through the merger of Merger Sub with and into IXC (the "Merger"). Pursuant to the Merger, each share of IXC common stock will be converted into the right to receive 2.0976 shares of the Company's common stock.

          The Merger is subject to various conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the stockholders of IXC, the approval of the issuance of the Company's common stock in the Merger by stockholders of the Company, certain regulatory approvals and other customary conditions.

          In connection with the Merger Agreement, the Company and IXC entered into reciprocal Stock Option Agreements, each dated as of July 20, 1999 (the "Stock Option Agreements"), pursuant to which each of the Company and IXC has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of common stock of the other company.

          The Company entered into Stockholders Agreements, each dated as of July 20, 1999 (the "Stockholders Agreements"), with certain of IXC's stockholders, who collectively have beneficial ownership of approximately 40% of the issued and outstanding shares of common stock of IXC. Pursuant to the Stockholders Agreements, such stockholders have agreed, among other things, to vote in favor of the adoption of the Merger Agreement at any stockholders meeting at which such matters are considered.

          Copies of the Merger Agreement, each of the Stockholders Agreements and each of the Stock Option
Agreements are attached hereto as Exhibits 2.1, 99.1, 99.2,


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99.3 and 99.4, respectively. Such Exhibits are incorporated by reference to this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.


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


                          SIGNATURE


          Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CINCINNATI BELL INC.

                           by: /s/ Thomas E. Taylor
                               -------------------------
                               Name:  Thomas E. Taylor
                               Title: General Counsel and
                                       Secretary


Date: July 22, 1999


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


                        Exhibit Index


Exhibit No.                  Exhibit

     2.1 Agreement and Plan of Merger, dated as of July 20, 1999, among Cincinnati Bell Inc., an Ohio corporation, IXC Communications, Inc., a Delaware corporation, and Ivory Merger Inc., a Delaware corporation.

     99.1       Stockholders Agreement, dated as of July 20,
                1999, among Cincinnati Bell Inc., an Ohio corporation, Richard D. Irwin and Ralph J.
                Swett.

     99.2       Stockholder Agreement, dated as of July 20,
                1999, between Cincinnati Bell Inc., an Ohio corporation, and General Electric Pension
                Trust, a New York common law trust.

     99.3       Stock Option Agreement, dated as of July 20,
                1999, between IXC Communications, Inc., a
                Delaware corporation, and Cincinnati Bell
                Inc., an Ohio corporation.

     99.4       Stock Option Agreement, dated as of July 20,
                1999, between Cincinnati Bell Inc., an Ohio corporation, and IXC Communications, Inc., a Delaware corporation.


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